UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 26, 2025

ENVOY MEDICAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40133	86-1369123
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4875 White Bear Parkway White Bear Lake, MN	55110
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 900-3277

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	COCH	The Nasdaq Stock Market LLC
Redeemable Warrants, each whole Warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50 per share	COCHW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, on February 25, 2025, Envoy Medical, Inc. (the “Company”) received a deficiency notification letter (the “Notification Letter”) from The Nasdaq Stock Market (“Nasdaq”) stating that the Company was not in compliance with Nasdaq Listing Rule 5550(b)(2) because the market value of the Company’s listed securities did not meet the minimum of $35,000,000 (the “MVLS Requirement”) for the period of 30 consecutive business days between January 7, 2025 and February 24, 2025. The Notification Letter provided a 180 day period for the Company to become compliant with the MVLS Requirement.

On August 26, 2025, the Company received a determination letter from Nasdaq notifying the Company that it has not regained compliance with the MVLS Requirement within the 180 day cure period. The determination letter informed the Company that it can request a hearing regarding Nasdaq’s determination with a Hearings Panel (the “Panel”) by September 2, 2025 to discuss how the Company believes it will regain compliance and why the Company believes the Hearing Panel should grant an extension. If the Company did not make a request to the Hearings Panel, the trading of the Company’s securities would be suspended at the opening of business on September 4, 2025.

The Company submitted a hearing request to the Panel on August 29, 2025. The request itself will stay any trading suspension of the Company’s securities or the potential filing of a Form 25-NSE until after the Panel meeting is held and the Panel provides a decision. The Company is optimistic that it will be able to demonstrate to the Panel several different viable and relatively near-term pathways to regain compliance (including, in part, the recent resetting of its balance sheet with the full extinguishment of its debt), however, there can be no assurance that the Panel will grant the Company’s request for continued listing or provide a listing compliance extension.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, and other securities law. Forward-looking statements are statements that are not historical facts. Words and phrases such as “anticipated,” “forward,” “will,” “would,” “could,” “may,” “intend,” “remain,” “potential,” “prepare,” “expected,” “believe,” “plan,” “seek,” “continue,” “estimate,” “and similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to: our ability to cure any deficiencies in compliance with the MVLS Requirement, or other Nasdaq listing rules, or maintain compliance with other Nasdaq listing rules; our ability to successfully appeal the determination made by the Listing Qualification Department of Nasdaq to a Hearings Panel; that grant by Nasdaq for additional compliance periods in which to seek to regain compliance with the MVLS Requirement; our ability to ultimately obtain relief or extended periods to regain compliance from Nasdaq, if necessary, or to meet applicable Nasdaq requirements for any such relief or extension; risks related to the substantial costs and diversion of management’s attention and resources due to these matters, and those risks and uncertainties identified in the “Risk Factors” sections of the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, and its other subsequent filings with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements. All forward-looking statements contained in this Current Report on Form 8-K speak only as of the date on which they were made. Except to the extent required by law, the Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENVOY MEDICAL, INC.

August 29, 2025	By:	/s/ Brent Lucas
Brent Lucas
Chief Executive Officer

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